Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-227064 and 333-272874 on Form S-8 of PCB Bancorp and Subsidiary of our report dated March 12, 2024 relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.
/s/ Crowe LLP
Los Angeles, California
March 12, 2024